Exihibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS FOURTH-QUARTER AND TWELVE-MONTH 2018 RESULTS

FOURTH-QUARTER HIGHLIGHTS:

•	REVENUE +2.0%
•	SAME-UNIT REVENUE +0.4%

FULL-YEAR HIGHLIGHTS:

•	REVENUE +7.8%
•	SAME-UNIT REVENUE +4.7%
•	EPS FROM CONTINUING OPERATIONS +18.5%

CLEVELAND (February 13, 2019) – CBIZ, Inc. (NYSE: CBZ) (the “Company”) today announced fourth-quarter and full-year results for the period ended December 31, 2018.

For the 2018 fourth quarter, CBIZ reported revenue of $199.0 million, an increase of $3.9 million, or 2.0%, over the $195.1 million reported in 2017. Same-unit revenue increased by $0.8 million, or 0.4%, for the quarter, compared with the same period a year ago. Newly acquired operations contributed $3.1 million, or 1.6%, to revenue in the quarter. CBIZ reported a loss from continuing operations of $1.0 million, or $0.02 per diluted share, in the 2018 fourth quarter, compared with income of $4.7 million, or $0.08 per diluted share, for the same period a year ago. Adjusted EBITDA for the fourth quarter was $4.8 million, compared with $8.9 million for the fourth quarter of 2017.

For the twelve-month period ended December 31, 2018, CBIZ reported revenue of $922.0 million, an increase of $66.7 million, or 7.8%, over the $855.3 million recorded for 2017. Same-unit revenue increased by $40.2 million, or 4.7%, compared with the same period a year ago. Acquisitions contributed $26.5 million, or 3.1%, to revenue growth. Income from continuing operations was $61.6 million, or $1.09 per diluted share, for the full-year 2018, compared with $51.0 million, or $0.92 per diluted share, for the same period a year ago. Adjusted EBITDA was $109.1 million, compared with $104.0 million for 2017.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “As our financial results reflect, 2018 was an exceptional year for CBIZ. In addition to experiencing strong demand for our core tax and accounting, advisory and government health care consulting services, we also benefited from strong revenue from some of our more transactional businesses where timing is less predictable. The strength of our business over the past several years has provided us with the opportunity to make significant investments in our future growth. During this past year we continued our investment in new producers within our Benefits and Insurance Services group, invested in new technologies to support a number of our businesses, and added more than $11 million in annualized revenue from strategic acquisitions.”

Grisko continued, “Considering the exceptional year we just reported while also being sensitive to future economic uncertainty, we currently foresee continued favorable business conditions and expect strong demand for our services in 2019."

2019 Outlook

•	The Company expects growth in total revenue within a range of 4% to 6%.
•	Although a number of factors may impact the tax rate, the Company expects an effective tax rate of approximately 25%.
•	The Company expects a weighted average fully diluted share count of approximately 56.5 to 57.0 million shares.
•	The Company expects to grow fully diluted earnings per share within a range of 10% to 12% over the $1.09 reported for 2018.

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10128312 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), February 13, through 5:00 p.m. (ET), February 15, 2019. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10128312.

About CBIZ

CBIZ, Inc. is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 Company offices in 32 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	DECEMBER 31,
	2018	%	2017	%
Revenue	$199,023	100.0%	$195,142	100.0%
Operating expenses (1)	181,824	91.4%	189,975	97.4%
Gross margin	17,199	8.6%	5,167	2.6%
Corporate general and administrative expenses (1)	8,873	4.5%	7,316	3.7%
Operating income	8,326	4.1%	(2,149)	-1.1%
Other (expense) income:
Interest expense	(1,434)	-0.7%	(1,689)	-0.9%
Gain on sale of operations, net	362	0.2%	-	0.0%
Other (expense) income, net (1) (2)	(9,631)	-4.8%	5,196	2.7%
Total other (expense) income, net	(10,703)	-5.3%	3,507	1.8%
(Loss) income from continuing operations before income tax expense	(2,377)	-1.2%	1,358	0.7%
Income tax expense	(1,424)		(3,368)
(Loss) income from continuing operations	(953)	-0.5%	4,726	2.4%
(Loss) income from operations of discontinued businesses, net of tax	(20)		121
Net (loss) income	$(973)	-0.5%	$4,847	2.5%

Diluted (loss) earnings per share:
Continuing operations	$(0.02)		$0.08
Discontinued operations	-		-
Net (loss) income	$(0.02)		$0.08

Diluted weighted average common shares outstanding	56,580		55,822
Other data from continuing operations:
Adjusted EBITDA (3)	$4,842		$8,940

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($9.2 million income in 2018 and $3.3 million expense in 2017, or 4.6% and (1.7%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.9 million income and $0.4 million expense in 2018 and 2017, respectively, or 0.5% and (0.2%) of revenue, respectively) and are directly offset by deferred compensation gains or losses in "Other (expense) income, net" ($10.1 million expense in 2018 and $3.7 million income in 2017, or 5.1% and 1.9% of revenue, respectively). The deferred compensation plan has no impact on "(Loss) income from continuing operations before income tax expense.”

(2)

Included in "Other (expense) income, net" for the three months ended December 31, 2018 is income of $0.7 million related to net changes in the fair value of contingent consideration which is mostly attributable to the required mark-to-market accounting of future share issuances for contingent acquisitions. For the same period in 2017, “Other (expense) income, net” included $1.3 million of income related to net changes in the fair value of contingent consideration related to our prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest United States generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

YEAR ENDED DECEMBER 31, 2018 AND 2017

(In thousands, except percentages and per share data)

	YEAR ENDED
	DECEMBER 31,
	2018	%	2017	%
Revenue	$922,003	100.0%	$855,340	100.0%
Operating expenses (1)	790,283	85.7%	755,584	88.3%
Gross margin	131,720	14.3%	99,756	11.7%
Corporate general and administrative expenses (1)	39,173	4.2%	33,295	3.9%
Operating income	92,547	10.1%	66,461	7.8%
Other (expense) income:
Interest expense	(6,645)	-0.7%	(6,675)	-0.8%
Gain on sale of operations, net	1,025	0.1%	45	0.0%
Other (expense) income, net (1) (2)	(7,087)	-0.8%	14,489	1.7%
Total other (expense) income, net	(12,707)	-1.4%	7,859	0.9%
Income from continuing operations before income tax expense	79,840	8.7%	74,320	8.7%
Income tax expense	18,267		23,288
Income from continuing operations	61,573	6.7%	51,032	6.0%
Loss from operations of discontinued businesses, net of tax	(3)		(655)
Net income	$61,570	6.7%	$50,377	5.9%

Diluted earnings (loss) per share:
Continuing operations	$1.09		$0.92
Discontinued operations	-		(0.01)
Net income	$1.09		$0.91

Diluted weighted average common shares outstanding	56,487		55,689
Other data from continuing operations:
Adjusted EBITDA (3)	$109,135		$104,011

(1)

CBIZ sponsors a deferred compensation plan, as discussed in the quarterly footnote section. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($4.5 million income in 2018 and $10.9 million expense in 2017, or 0.5% and (1.3%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.4 million income in 2018 and $1.2 million expense in 2017, or 0.0% and (0.1%) of revenue, respectively) and are directly offset by deferred compensation gains or losses in "Other (expense) income, net" ($4.9 million expense in 2018 and $12.1 million income in 2017, or (0.5%) and 1.4% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."

(2)

Included in "Other (expense) income, net" for the twelve months ended December 31, 2018 is expense of $2.6 million related to net changes in the fair value of contingent consideration which is mostly attributable to the required mark-to-market accounting of future share issuances for contingent acquisitions. For the same period in 2017, "Other (expense) income, net" included $1.5 million of income related to net changes in the fair value of contingent consideration related to our prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2018	2017	2018	2017
Revenue
Financial Services	$122,441	$118,786	$600,926	$540,315
Benefits and Insurance Services	68,285	68,523	288,437	283,909
National Practices	8,297	7,833	32,640	31,116
Total	$199,023	$195,142	$922,003	$855,340

Gross Margin
Financial Services	$437	$(1,067)	$92,273	$72,226
Benefits and Insurance Services	10,336	11,380	48,791	47,592
National Practices	650	802	2,637	2,734
Operating expenses - unallocated (1):
Other	(3,421)	(2,640)	(16,431)	(11,860)
Deferred compensation	9,197	(3,308)	4,450	(10,936)
Total	$17,199	$5,167	$131,720	$99,756

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in our deferred compensation plan. These gains or losses do not impact "(Loss) income from continuing operations before income tax expense" as they are directly offset by an adjustment to "Other (expense) income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as an increase or decrease to compensation expense in "Operating expenses" and are directly offset by an increase or decrease to "Other (expense) income, net."

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	YEAR ENDED
	DECEMBER 31,
	2018	2017
Net income	$61,570	$50,377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	23,675	23,061
Bad debt expense, net of recoveries	3,665	5,137
Adjustments to contingent earnout liability	2,617	(1,494)
Stock-based compensation expense	6,866	5,705
Other noncash adjustments	1,890	970
Net income, after adjustments to reconcile net income to net cash provided by operating activities	100,283	83,756
Changes in assets and liabilities, net of acquisitions and divestitures	5,149	(6,093)
Operating cash flows provided by continuing operations	105,432	77,663
Operating cash used in discontinued operations	(184)	(627)
Net cash provided by operating activities	105,248	77,036
Net cash used in investing activities	(1,156)	(29,408)
Net cash used in financing activities	(109,380)	(45,593)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(5,288)	$2,035

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	DECEMBER 31,	DECEMBER 31,
	2018	2017
Cash and cash equivalents	$640	$424
Restricted cash	27,481	32,985
Accounts receivable, net	206,635	188,300
Current assets before funds held for clients	261,597	245,061
Funds held for clients - current and non-current	161,289	203,112
Goodwill and other intangible assets, net	637,009	613,206

Total assets	$1,182,379	$1,176,231

Notes payable - current	$1,465	$1,861
Current liabilities before client fund obligations	159,240	130,664
Client fund obligations	162,073	203,582
Notes payable - long-term	1,001	2,164
Bank debt	133,974	177,672

Total liabilities	$589,185	$645,352

Treasury stock	$(508,530)	$(491,046)

Total stockholders' equity	$593,194	$530,879

Debt to equity	23.0%	34.2%
Days sales outstanding (DSO) - continuing operations (1)	70	73

Shares outstanding	55,072	54,592
Basic weighted average common shares outstanding	54,561	53,862
Diluted weighted average common shares outstanding	56,487	55,689

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

GAAP RECONCILIATION

(Loss) Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2018	2017	2018	2017
(Loss) income from continuing operations	$(953)	$4,726	$61,573	$51,032
Interest expense	1,434	1,689	6,645	6,675
Income tax (benefit) expense	(1,424)	(3,368)	18,267	23,288
Gain on sale of operations, net	(362)	-	(1,025)	(45)
Depreciation	1,757	1,410	6,140	5,274
Amortization	4,390	4,483	17,535	17,787

Adjusted EBITDA	$4,842	$8,940	$109,135	$104,011

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "(Loss) income from continuing operations." Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark our operational results and to provide an additional measure with respect to our ability to meet future debt obligations.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz